Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Form 10-K of our report dated July 6, 2020 of UPAY, Inc., relating to the audit of the financial statements for the period ending February 29, 2020 and 2019.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

July 8, 2020